EXHIBIT 4.6



                                    SPECIMEN

                                      FACE

CUSIP No. W_____                                      Equity Warrants

                           EQUITY WARRANT CERTIFICATE

                                 INTERACTIVECORP

         This Warrant Certificate certifies that _______________________________ or registered assigns, is the registered Holder of Equity Warrants (the "Equity Warrants") to purchase Common Stock, par value $0.01 per share, of InterActiveCorp, a Delaware corporation (formerly known as USA Interactive, the "Company"). Each Equity Warrant entitles the Holder to purchase from the Company 1.93875 fully paid and non-assessable shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at any time on or before 5:00 p.m. New York City time February 4, 2009, at the exercise price (the "Exercise Price") of $26.00 payable in lawful money of the United States of America upon surrender of this Equity Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, upon such terms and conditions set forth herein and in the Optionholder Equity Warrant Agreement
(as hereinafter defined). Payment of the Exercise Price must be made in lawful money of the United States of America, in cash or by certified check or bank draft or bank wire transfer payable to the order of the Company. The number of shares which may be purchasable upon exercise of the Equity Warrants is subject to adjustment upon the occurrence of certain events set forth in the Optionholder Equity Warrant Agreement. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exercise of the Equity Warrants.

         By acceptance of this Equity Warrant Certificate, each Holder agrees to be bound by the terms of the Optionholder Equity Warrant Agreement.

         Reference is hereby made to the further provisions of this Equity Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized defined terms used herein have the same meaning as in the Optionholder Equity Warrant Agreement.

         This Equity Warrant Certificate shall not be valid unless countersigned by the Equity Warrant Agent, as such term is used in the Optionholder Equity Warrant Agreement.

         IN WITNESS WHEREOF, InterActiveCorp has caused this Equity Warrant Certificate to be duly executed under its corporate seal.

                                            INTERACTIVECORP



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:


-------------------------------------------

Countersigned:

MELLON INVESTOR SERVICES LLC,
as Equity Warrant Agent


By
    ---------------------------------------
    Authorized Signature
    Name:
    Title:

                                      -2-

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                                     REVERSE

                           EQUITY WARRANT CERTIFICATE

                                 INTERACTIVECORP

         The Equity Warrants evidenced by this Equity Warrant Certificate are part of a duly authorized issue of Equity Warrants issued pursuant to a Optionholder Equity Warrant Agreement dated as of [Date], 2003 (the "Optionholder Equity Warrant Agreement"), duly executed and delivered by the Company to Mellon Investor Services LLC, a New Jersey limited liability company, as Equity Warrant Agent (the "Equity Warrant Agent"), which Optionholder Equity Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Equity Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the Equity Warrants.

         Equity Warrants evidenced by this Equity Warrant Certificate may be exercised to purchase shares of Common Stock of the Company, par value $0.01 per share ("Common Stock"), subject to such terms and conditions as are set forth in the Optionholder Equity Warrant Agreement, at any time on or before 5:00 p.m. New York City time on February 4, 2009, at the Exercise Price set forth on the face hereof. Each Equity Warrant not exercised on or prior to the Expiration Date shall become void, and all rights of the Holder of such Equity Warrant hereunder and under the Optionholder Equity Warrant Agreement shall cease. The issuance of shares upon the exercise of this Equity Warrant and/or the transfer of this Equity Warrant shall be subject to the receipt by the Company of all applicable withholding taxes.

         The Holder of Equity Warrants evidenced by this Equity Warrant Certificate may exercise them by surrendering the Equity Warrant Certificate, with the form of election to purchase set forth hereon property completed and executed, together with payment of the Exercise Price at the office of the Equity Warrant Agent. In the event that upon any exercise of Equity Warrants evidenced hereby the number of Equity Warrants exercised shall be less than the total number of Equity Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Equity Warrant Certificate evidencing the number of Equity Warrants not exercised. Nothing contained in the Optionholder Equity Warrant Agreement or in this Equity Warrant Certificate shall be construed as conferring upon the Holders thereof the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to consent or to receive notice as stockholders in respect of meetings of stockholders for the election of Directors of the Company or any other matter, or any other rights whatsoever as shareholders of the Company.

         The Optionholder Equity Warrant Agreement provides that upon the occurrence of certain events, the number of shares of Common Stock issuable upon exercise of an Equity Warrant may, subject to certain conditions, be adjusted.

         Equity Warrant Certificates, when surrendered at the office of the Equity Warrant Agent by the registered Holder thereof in person or by a legal representative duly authorized in writing or by registered mail, return receipt requested, may be exchanged, in the manner and subject to the limitations provided in the Optionholder Equity Warrant Agreement, but without payment of any service charge, for another Equity Warrant Certificate or Equity Warrant Certificates of like tenor evidencing in the aggregate a like number of Equity Warrants and registered in the name of such registered Holder.

         Upon due presentment for registration of transfer of this Equity Warrant Certificate at the office of the Equity Warrant Agent or by registered mail, return receipt requested, a new Equity Warrant Certificate or Equity Warrant Certificates of like tenor and evidencing in the aggregate a like number of Equity Warrants shall be issued to the transferee(s) in exchange for this Equity Warrant Certificate, subject to the limitations provided in the Optionholder Equity Warrant Agreement, without charge except for any applicable withholding taxes and any transfer, stamp or similar tax or other governmental charge imposed in connection therewith.

         The Company and the Equity Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Equity Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Equity Warrant Agent shall be affected by any notice (other than a duly presented registration of transfer in accordance with the previous paragraph) to the contrary and shall not be bound to recognize any equitable or other claim to or interest in such Equity Warrant on the part of any other person.

                                 INTERACTIVECORP

                              ELECTION TO PURCHASE

INTERACTIVECORP
152 West 57th Street
New York, NY  10019

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Equity Warrant Certificate for _______ Equity Warrants, and to purchase thereunder the shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:





             (Please Print Name, Address and Social Security Number)

If said number of Equity Warrants to be exercised shall not be all of the Equity Warrants evidenced by this Equity Warrant Certificate, the undersigned requests that a new Equity Warrant Certificate for the balance of the Equity Warrants be registered in the name of the undersigned or his Assignee as below indicated and delivered to the address stated below:

         Dated:_______________________, 200_

         Name of Equity Warrant Holder or
              Assignee (Please Print): _________________________________________

         Address:     __________________________________________________________

         Signature:   __________________________________________________________
                      (Signature must conform to name of Holder as specified on the face of the Equity Warrant Certificate)

         Signature Guaranteed:

                             ________________________________
                                  Signature of Guarantor

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                       if such Holder desires to transfer
                                Equity Warrants.)

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers onto

             ______________________________________________________
                     (Print name and address of transferee)

______ Equity Warrants, evidenced by this Equity Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ _______________ Attorney, to transfer the within Equity Warrant Certificate on the books of the Company, with full power of substitution. If said number of Equity Warrants to be transferred shall not be all of the Equity Warrants evidenced by this Equity Warrant Certificate, the assignor and assignee agree that such Attorney shall submit this Equity Warrant Certificate to the Company and request that New Equity Warrant Certificates for the applicable number of Equity Warrants be registered in the names of the undersigned as below indicated and delivered to the addresses below:

Dated:                                     Signature:


____________________________________       _____________________________________

(Insert Social Security or Identifying     (Signature must conform to name of
Number of Assignee)                        holder as specified on the face of
                                           the Equity Warrant Certificate)

Address of Assignor (if necessary):        _____________________________________

Address of Assignee (if necessary):
Address of Assignor (if necessary):

Signature Guaranteed:


____________________________________
Signature of Guarantor